Exhibit 99.1

Boxlight to Hold Third Quarter 2020 Financial Results Conference Call

LAWRENCEVILLE, Ga.—(BUSINESS WIRE)—Boxlight Corporation (Nasdaq: BOXL), a leading provider of interactive technology solutions, will hold its Third Quarter 2020 financial results conference call on Monday, November 16, 2020 at 4:30 p.m. Eastern Time. The conference details are as follows:

Date:	Monday, November 16, 2020
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-888-567-1603 (Domestic) 1-862-298-0702 (International)
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/38710

For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Monday, November 30, 2020 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode: 38710.

Senior management will be available for questions from the investment community following prepared remarks.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award winning brands ClevertouchTM, Mimio® and SedaoTM. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, supporting accessories and professional services. For more information about the Boxlight story, visit http://www.boxlight.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements because of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives and competition in the industry. Boxlight encourages you to review other factors that may affect its future results in its filings with the SEC.

Media Relations

Sunshine Nance

+1 360-464-2119 x254

sunshine.nance@boxlight.com

Investor Relations

Michael Pope

+1 360-464-4478

investor.relations@boxlight.com